Exhibit 99.2

Miller Energy Resources’ Production in Alaska Tops 1,100 BOED

HUNTSVILLE, TN – April 5, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”), (OTC BB: MILL) announced today that production at its operations in Cook Inlet Alaska now exceed 1,100 barrels of oil equivalent per day (BOED). This increase in production is the result of the successful rework of its West McArthur River Unit-6 well which tested at a flowing rate of 584 BOED. The rework included replacing tubing and adding new perforations targeting previously untapped oil-bearing sands. This is the second successful rework of an Alaskan well completed by the team led by David M. Hall at Cook Inlet Energy, a wholly owned Miller subsidiary. On March 3, 2010 Miller announced the successful rework of the West McArthur River Unit-5 well.

“We have now fulfilled the initial plan set forth by the Miller Board of Directors to exceed 1,100 BOED in Alaska. The fact that we reached this production level well in advance of the original goal of the fourth quarter of 2010 is a testament to the hard work of the entire team at Miller. I want to congratulate everyone at Miller for meeting this goal in such an expedited fashion,” said Scott M. Boruff, Miller CEO. “This success is just one more example of the good news that keeps coming at Miller as we continue to demonstrate our corporate promise of delivering value to our shareholders.”

On March 15, 2010 Miller announced that it has a total proforma asset value of over $492 million, including oil and natural gas reserves valued at $372 million. On March 24, 2010 Miller announced net income of $271.9 million for the third quarter ending January 31, 2010 as a result of a one time $276 million purchase gain.

About Miller

Miller Energy Resources is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s prolific and hydrocarbon-rich Appalachian Basin. Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City. The company is quoted on the OTC Bulletin Board under the symbol MILL.

Statements Regarding Forward-Looking Information

This news release contains statements about oil and gas production and operating activities that may constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation as they involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties. Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller’s reports on file with United States securities regulatory authorities. Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

CONTACT:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

Web Site: http://www.millerenergyresources.com